                                   CERTIFICATE

       The undersigned hereby certifies that he is the Secretary of Morgan Stanley Dean Witter Hawaii Municipal Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 26, 2001 as provided in Section
9.3 of the said Declaration, said Amendment to take effect on June 18, 2001, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

       Dated this 18th day of June, 2001.




                                        /s/ Barry Fink
                                            ----------
                                            Barry Fink
                                            Secretary

                                    AMENDMENT






Dated:              June 18, 2001

To be Effective:    June 18, 2001





                                       TO

                MORGAN STANLEY DEAN WITTER HAWAII MUNICIPAL TRUST

                              DECLARATION OF TRUST

                                      DATED

                                  MARCH 9, 1995

            Amendment dated June 18, 2001 to the Declaration of Trust
  (the "Declaration") of Morgan Stanley Dean Witter Hawaii Municipal Trust (the
                                    "Trust")
                               dated March 9, 1995


       WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

       WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Hawaii Municipal Trust," such change to be effective on June 18, 2001;

NOW, THEREFORE:

       1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

               "Section 1.1 Name. The name of the Trust created hereby is the Morgan Stanley Hawaii Municipal Trust and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

       2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that Subsection shall read in its entirety as follows:

               "Section 1.2 Definitions...

               "(o) "Trust" means the Morgan Stanley Hawaii Municipal Trust."

       3. Section 11.7 of Article XI of the Declaration is hereby amended so that that Section shall read as follows:

               "Section 11.7. Use of the name "Morgan Stanley." Morgan Stanley Dean Witter & Co. ("MSDW") has consented to the use by the Trust of the identifying name "Morgan Stanley," which is a property right of MSDW. The Trust will only use the name "Morgan Stanley" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Morgan Stanley" for any purpose. MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name "Morgan Stanley," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of MSDW or any corporate affiliate of MSDW, the Trust will take such action as may be required to provide its consent to the use of the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use. Upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Trust may enter, the Trust shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name "Morgan Stanley" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, Trustees and Shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name."

       4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

       5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

       IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 18th day of June, 2001.


/s/ Michael Bozic                                         /s/ Charles A. Fiumefreddo
-----------------------------------------                 ---------------------------------------
Michael Bozic, as Trustee                                 Charles A. Fiumefreddo, as Trustee
and not individually                                      and not individually
c/o Mayer, Brown & Platt                                  Two World Trade Center
Counsel to the Independent Trustees                       New York, NY  10048
1675 Broadway
New York, NY 10019



/s/ Edwin J. Garn                                         /s/ Wayne E. Hedien
-----------------------------------------                 ---------------------------------------
Edwin J. Garn, as Trustee                                 Wayne E. Hedien, as Trustee
and not individually                                      and not individually
c/o Summit Ventures LLC                                   c/o Mayer, Brown & Platt
1 Utah Center                                             Counsel to the Independent Trustees
201 S. Main Street                                        1675 Broadway
Salt Lake City, UT 84111                                  New York, NY 10019



/s/ James F. Higgins                                      /s/ Manuel H. Johnson
-----------------------------------------                 ---------------------------------------
James F. Higgins, as Trustee                              Manuel H. Johnson, as Trustee
and not individually                                      and not individually
Two World Trade Center                                    c/o Johnson Smick Internationall Inc.
New York, NY 10048                                        1133 Connecticut Avenue, NW
                                                          Washington, D.C. 20036


/s/ Michael E. Nugent                                     /s/ Philip J. Purcell
-----------------------------------------                 ---------------------------------------
Michael E. Nugent, as Trustee                             Philip J. Purcell, as Trustee
and not individually                                      and not individually
c/o Triumph Capital, L.P.                                 1585 Broadway
237 Park Avenue                                           New York, NY 10036
New York, NY 10017



/s/ John L Schroeder
--------------------
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019

     STATE OF NEW YORK )
                       )ss.:
     COUNTY OF NEW YORK)


     On this 18th day of June, 2001, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                              /s/ Rosemarie Costagliola
                                              -------------------------
                                              Notary Public


     Rosemarie Costagliola
     NOTARY PUBLIC, State of New York
     No. 01CO6016161
     Qualified in New York County
     Commission Expires November 9, 2002